Exhibit 10.3

Ninth Amendment
to
Employment Agreement

This Ninth Amendment to Employment Agreement (the “Ninth Amendment”), is being entered into effective October 20, 2016 by and between ImageWare Systems, Inc., a Delaware corporation (the “Company”) and Mr. S. James Miller Jr. (the “Executive”).

WHEREAS, the Company and Executive entered into an Employment Agreement dated as of September 27, 2005 and subsequently amended on September 27, 2008, April 6, 2009, December 10, 2009, March 10, 2011, January 31, 2012, November 1, 2013, January 9, 2015 and again on December 14, 2015 (as amended, the “Employment Agreement”);

WHEREAS, the Executive continues to perform valuable services for the Company and the Company desires to assure itself of the continuing services of Executive; and

WHEREAS, in consideration of the foregoing and in order to amend the terms of the Agreement and to provide for the continued services of the Executive in accordance with the present intent of the Company and the Executive.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, and in further consideration of the mutual covenants contained in the Employment Agreement, the parties do hereby agree that the Employment Agreement is hereby amended as follows:

1.
Section “2. Term of Agreement” strike the language “continue until December 31, 2016” and replace it with “continue until December 31, 2017”.

2.
Except as expressly amended herein, the Employment Agreement shall continue and be in full force in all respects.

/s/ Wayne Wetherell	/s/ S. James Miller
ImageWare Systems, Inc.	S. James Miller